                                                                EXHIBIT NO. 21B



                                        LIST OF SUBSIDIARIES OF
                                    THE UNITED ILLUMINATING COMPANY
                                    -------------------------------


                                        STATE OR JURISDICTION
                                         OF INCORPORATION OR            NAME UNDER WHICH
    NAME OF SUBSIDIARY                       ORGANIZATION             SUBSIDIARY DOES BUSINESS
    ------------------                  ---------------------         ------------------------

United Resources, Inc.                      Connecticut               United Resources, Inc.

Xcelecom, Inc.*                             Connecticut               Xcelecom, Inc.

American Payment Systems, Inc.*             Connecticut               American Payment Systems, Inc.

United Bridgeport Energy, Inc.*             Connecticut               United Bridgeport Energy, Inc.

United Capital Investments, Inc.*           Connecticut               United Capital Investments, Inc.

Precision Power, Inc.**                     Connecticut               Precision Power, Inc.

McPhee Electric Ltd., LLC**                 Connecticut               McPhee Electric Ltd., LLC

McPhee Utility Power and Signal, Ltd.**     Connecticut               McPhee Utility Power and Signal, Ltd.

Thermal Energies, Inc.**                    Connecticut               Thermal Energies, Inc.

Precision Constructors, Inc.**              Connecticut               Precision Constructors, Inc.

Allan Electric Co., Inc.**                  New Jersey                Allan Electric Co., Inc.

The DataStore, Incorporated**               New Jersey                The DataStore Incorporated

Orlando Diefenderfer Electrical             Pennsylvania              Orlando Diefenderfer Electrical Contractors,
Contractors, Inc.**                                                   Inc.

Souwestcon Properties, Inc.***              Connecticut              Souwestcon Properties, Inc.
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*     Subsidiary of United Resources, Inc.
**    Subsidiary of Xcelecom, Inc.
***   Subsidiary of United Capital Investments, Inc.